                                                                    EXHIBIT 99.2

                          CAITHNESS COSO FUNDING CORP.

                         NOTICE OF GUARANTEED DELIVERY

                                 For Tender of
                  6.80% Series A Senior Secured Notes Due 2001
                  9.05% Series A Senior Secured Notes Due 2009

     This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Company's (as defined below) 6.80% Series A Senior Secured Notes due 2001 and/or 9.05% Series A Senior Secured Notes due 2009 (collectively, the "Series A Notes") are not immediately available, (ii) Series A Notes, the Letter of Transmittal and any other documents required by the Letter of Transmittal cannot be delivered to U.S. Bank Trust National Association (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission, overnight courier, telex, telegram or mail to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus dated October 7, 1999 (which, together with the related Letter of Transmittal, constitutes the "Exchange Offer") of Caithness Coso Funding Corp., a Delaware corporation (the "Company").

                             U.S. Bank Trust National Association
 By Registered or Certified Mail:           By Hand:          By Overnight Delivery or Courier:
     U.S. Bank Trust National            U.S. Bank Trust          U.S. Bank Trust National
            Association               National Association               Association
       180 East Fifth Street          180 East Fifth Street         180 East Fifth Street
        St. Paul, MN  55101            St. Paul, MN  55101           St. Paul, MN  55101

                                          Attention:
                                  4th Floor Bond Drop Window

                                Facsimile Transmission Number:
                               (For Eligible Institutions Only)
                                        (651) 244-1537

                                     Confirm by Telephone:
                                   Bondholder Communications
                                        (800) 934-6802

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA A FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED ON THE LETTER OF TRANSMITTAL.

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THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK
 CITY TIME, ON MONDAY, NOVEMBER 8, 1999, UNLESS THE OFFER IS EXTENDED.
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Ladies and Gentlemen:

     The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated October 7, 1999 ("Prospectus") and in the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Exchange Offer"), receipt of each of which is hereby acknowledged, the principal amount of Series A Notes indicated below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer--Guaranteed Delivery Procedures."

Signature(s) ________________________________            Address(es) __________________________________
                                                         ______________________________________________
Name(s) of Eligible Holders                                                                   Zip Code
____________________________________________             Area Code and Tel. No(s). ____________________
____________________________________________
               Please Type or Print                      (Check box if Series A Notes will be tendered by
                                                          book-entry transfer)
Principal Amount of Series A Notes Tendered for
 Exchange $ ________________________                      [_]  The Depository Trust Company
Series A Note Certificate No(s). (If available)
____________________________________________              Account Number _______________________________
____________________________________________
____________________________________________
Dated ________________________________, 1999


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                   THE FOLLOWING GUARANTEE MUST BE COMPLETED

                             GUARANTEE OF DELIVERY
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a firm which is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the certificates for all physically tendered Series A Notes, in proper form for transfer, or confirmation of the book-entry transfer of such Series A Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with any other documents required by the Letter of Transmittal, within three New
York Stock Exchange trading days after the date of execution of this Notice of Guaranteed Delivery.

     The undersigned acknowledges that it must deliver the Series A Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.



X
-------------------------------------              -----------------------
       Authorized Signature                                  Date


Name:
             -----------------------------------------------------------------

             -----------------------------------------------------------------
                                       (Please Print)

Capacity:    -----------------------------------------------------------------
                                    (Include Full Title)

Name of Firm:
             -----------------------------------------------------------------

Address:
             -----------------------------------------------------------------

             -----------------------------------------------------------------
                                     (Include Zip Code)

Area Code and Telephone Number:
                               -----------------------------------------------

NOTE: DO NOT SEND SERIES A NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL SURRENDER OF SERIES A NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND FULLY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

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